EXHIBIT 99.1

NEWS RELEASE

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Leslie Loyet
Chairman & CEO	Analysts/Investors
(312) 346-8100	(312) 640-6672
lloyet@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JANUARY 27, 2011

OLD REPUBLIC REPORTS FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

CHICAGO – January 27, 2011 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the fourth quarter and full year 2010:

Financial Highlights
(Unaudited; All amounts in this release are in millions except per share data and percentages)

	Quarters Ended December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Operating Revenues	$1,145.9	$965.2	18.7%	$3,993.5	$3,797.2	5.2%
Net Operating Income (Loss)	(32.4)	(41.2)	21.4	(40.6)	(157.2)	74.1
Net Income (Loss)	$(13.3)	$(36.7)	63.7%	$30.1	$(99.1)	130.4%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.12)	$(0.17)	29.4%	$(0.16)	$(0.67)	76.1%
Net Income (Loss)	$(0.05)	$(0.15)	66.7%	$0.13	$(0.42)	131.0%

Cash Dividends Per Share:	$0.1725	$0.1700	1.5%	$0.6900	$0.6800	1.5%
Ending Book Value Per Share:				$16.16	$16.49	-2.0%

Old Republic’s consolidated operating results, which exclude net realized investment gains or losses, produced a net operating loss in the quarter and year ended December 31, 2010. The losses for these periods, however, were much lower than those sustained in the same periods of 2009. Throughout 2010 general insurance operations remained solidly profitable, and title insurance earnings improved steadily as the year progressed. Old Republic’s Mortgage Guaranty segment experienced relatively lower claim costs in each quarterly period of 2010, and its net operating loss for the year was approximately 46 percent less severe than the comparative amount in 2009.

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Old Republic’s acquisition of PMA Capital Corporation took effect on October 1, 2010. Accordingly, operating results, acquired assets, and assumed liabilities associated with PMA's business are included in Old Republic’s financial statements for, and as of the end of the fourth quarter, 2010. The inclusion of PMA’s overall accounts resulted in approximate increases in this period’s consolidated operating revenues and pretax operating loss of $129 and $10, respectively, while consolidated year-end assets and shareholders’ equity were enhanced by $2.3 billion and $231, respectively. PMA's pretax operating loss of $10 is stated after deduction of its interest costs, general corporate expenses, and merger-related costs aggregating $9.7.

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Operating revenues:
General insurance	$626.2	$507.4	23.4%	$2,074.9	$2,052.7	1.1%
Mortgage guaranty	133.3	161.0	-17.2	588.4	746.1	-21.1
Title insurance	364.4	275.0	32.5	1,238.8	914.1	35.5
Corporate and other	21.8	21.7	.7	91.2	84.3	8.3
Total	$1,145.9	$965.2	18.7%	$3,993.5	$3,797.2	5.2%
Pretax operating income (loss):
General insurance	$48.2	$51.7	-6.8%	$172.7	$200.1	-13.7%
Mortgage guaranty	(110.4)	(125.9)	12.3	(260.8)	(486.4)	46.4
Title insurance	8.3	1.5	432.6	9.4	2.1	328.7
Corporate and other	.7	(.2)	366.6	(2.8)	4.0	-171.7
Sub-total	(53.1)	(72.9)	27.1	(81.5)	(279.9)	70.9
Realized investment gains (losses):
From sales	29.4	14.9		110.3	15.9
From impairments	-	(8.0)		(1.2)	(9.5)
Net realized investment gains (losses)	29.4	6.9	324.5	109.1	6.3	N/M
Consolidated pretax income (loss)	(23.7)	(65.9)	64.1	27.6	(273.6)	110.1
Income taxes (credits)	(10.3)	(29.2)	64.5	(2.5)	(174.4)	98.5
Net income (loss)	$(13.3)	$(36.7)	63.7%	$30.1	$(99.1)	130.4%

Consolidated underwriting ratio:
Benefits and claim ratio	64.6%	73.9%	63.4%	76.7%
Expense ratio	47.6	44.7	48.0	41.8
Composite ratio	112.2%	118.6%	111.4%	118.5%

Components of diluted
earnings per share:
Net operating income (loss)	$(0.12)	$(0.17)	29.4%	$(0.16)	$(0.67)	76.1%
Net realized investment gains (losses)	0.07	0.02		0.29	0.25
Net income (loss)	$(0.05)	$(0.15)	66.7%	$0.13	$(0.42)	131.0%

Cash dividends paid per share	$0.1725	$0.1700	1.5%	$0.6900	$0.6800	1.5%

N/M: Not meaningful

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period.

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Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The preceding table shows both operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. Realized gains over the course of 2010 resulted mostly from second quarter sales of securities, some of which had been impaired in prior years. The composition of realized gains shown in the preceding table is summarized below:

	Quarters Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$-	$(44.0)	$-
Accounting adjustment for impairment
charges taken in prior periods	.2	-	72.2	-
Net amount included herein	.2	-	28.2	-
Net realized gains from sales of all other securities	29.1	14.9	82.1	15.9
Net gain (loss) from actual sales	29.4	14.9	110.3	15.9
Net realized losses from impairments	-	(8.0)	(1.2)	(9.5)
Net realized investment gains (losses) reported herein	$29.4	$6.9	$109.1	$6.3

General Insurance Results – Operating earnings for 2010’s fourth quarter and full year were affected by lower underwriting performance when compared to the same periods of 2009. Key indicators of year-over-year performance are shown in the following table:

	General Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Net premiums earned	$534.2	$437.6	22.1%	$1,782.1	$1,782.5	-%
Net investment income	67.1	67.1	-	260.1	258.9	.5
Pretax operating income (loss)	$48.2	$51.7	-6.8%	$172.7	$200.1	-13.7%

Claim ratio	74.8%	77.1%	76.4%	76.3%
Expense ratio	26.1	25.0	26.6	25.8
Composite ratio	100.9%	102.1%	103.0%	102.1%

The inclusion of PMA’s accounts beginning in 2010's fourth quarter resulted in an increase in the General Insurance Group's net premiums earned of approximately $104, net investment income of $3, and a decrease in pretax operating income of nearly $10. This last amount is stated after deduction of PMA's interest costs, general corporate expenses, and merger-related costs aggregating $9.7.

The continuation of a soft pricing environment and recessionary conditions have constrained general insurance premium growth during the past several years. Lessened economic activity affects such factors as sales and employment levels, both of which are important elements upon which Old Republic’s insurance premiums are based.

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Most general insurance coverages reflected relatively stable underwriting performance except for consumer credit indemnity (“CCI”). The CCI coverage continued to produce significantly adverse claim experience even though consumer loan delinquency rates have subsided fairly steadily since mid-year 2009. The greater CCI claim costs have been driven by both higher loss payment trends and by increased levels of claim verification and resolution activity. As a consequence, the overall general insurance claim ratio was affected adversely by 6.2 and 8.6 percentage points in the fourth quarter and all of 2010, respectively. By contrast CCI claim costs impacted the overall general insurance claim ratio by 7.9 and 7.3 percentage points for the fourth quarter and all of 2009, respectively. The general insurance expense ratio increased slightly in 2010’s reporting periods as the earned premium base remained under pressure. Year-over-year net investment income was comparatively flat for the quarter and year-to-date periods.

Mortgage Guaranty Results – Operating performance for both the fourth quarter and full year 2010 improved when compared with 2009. Apart from the impact of captive commutations and pool terminations whose effects are summarized below, the year-over-year improvement was driven by lower claim costs and firm management of operating expenses. Key indicators of this segment’s evolving performance are shown in the following tables:

	Mortgage Guaranty Group
	Quarters Ended December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Net premiums earned	$113.0	$136.0	-16.9%	$498.8	$644.5	-22.6%
Net investment income	19.1	23.5	-18.7	84.9	92.0	-7.6
Pretax operating income (loss)	$(110.4)	$(125.9)	12.3%	$(260.8)	$(486.4)	46.4%

Claim ratio	197.8%	195.8%	153.6%	176.0%
Expense ratio	15.7	12.8	14.4	12.6
Composite ratio	213.5%	208.6%	168.0%	188.6%

During 2010 and 2009, Old Republic’s mortgage guaranty subsidiaries negotiated the terminations of various captive reinsurance and pool insurance contracts. From a financial accounting standpoint, premiums obtained upon terminations of captive reinsurance agreements are recognized as income when they are received rather than being deferred to future periods when the related claim costs are expected to arise. While terminations of pool insurance contracts cause a reduction of incurred claims due to the positive effect of reserves released, greater cash outflows ensue. Taken together, these terminations had the following effects on key elements of reported results and operating cash flows.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Increase in net premiums earned	$.2	$-	$13.6	$82.5
Reduction in incurred claim costs	-	-	51.8	-
Increase in pretax operating income (loss)	$.2	$1.0	$65.4	$79.4
Effect on operating cash flows	$.4	$.7	$(173.2)	$78.4

Apart from the incremental premium income generated by captive reinsurance terminations, Mortgage Guaranty Group earned premiums continued to decline during 2010. The reduction stemmed from lower volumes of new insurance, higher premium refunds related to claim rescissions, and the above noted termination of pool insurance contracts. Moreover, new business volume reflected continued weakness from the downturn in overall mortgage originations, lower industry-wide penetration of the nation's current mortgage market, and the continuing effects of more selective underwriting guidelines in place since late 2007.

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Year-to-date net investment income declined as the result of a lower invested asset base brought about by higher claim disbursements, lower premium volume, the afore-noted termination of insured mortgage pools, and a low yield environment for quality securities to which the investment portfolio is directed.

Fourth quarter and full year 2010 recurring claim costs were significantly lower in comparison with 2009. This outcome was mostly the result of downward trends in newly reported and outstanding traditional primary loan delinquencies, as well as a continuation of historically high, though gradually declining levels of claim rescissions and denials. By contrast, claim payments rose sharply during 2010 as foreclosure activity and claim filings progressed at a faster pace. The following table shows the major components of incurred claim ratios including the above noted effects of captive reinsurance and pool insurance contract terminations.

		Mortgage Guaranty Group
		Quarters Ended		Years Ended
		December 31,		December 31,
		2010	2009	2010	2009
	Components of incurred claim ratio as a
	percent of earned premiums:
	Paid claims:
	Excluding captive and pool transactions	274.2%	116.3%	190.4%	110.4%
	Captive and pool transactions	-0.7	-0.6	31.8	-24.9
	Paid claim ratio	273.5	115.7	222.2	85.5
	Claim reserve provisions:
	Excluding captive and pool transactions	-76.0	79.5	-21.8	91.4
	Captive and pool transactions	0.3	0.6	-46.8	-0.9
	Claim reserve provision ratio	-75.7	80.1	-68.6	90.5
Incurred claim ratio:	As reported	197.8%	195.8%	153.6%	176.0%
	Excluding captive
	and pool transactions	198.2%	195.8%	168.6%	201.8%

Production and operating expense ratios for all periods reported upon reflect moderate benefits from expense management. This positive effect, however, was largely negated by continued declines in net premiums earned.

Title Insurance Results – Old Republic’s title business continued to reflect the more positive operating momentum that first emerged in the second quarter of 2009. Fourth quarter 2010 operating results, however, were penalized by a charge of approximately $4.0 related to an insurance counterparty balance currently deemed uncollectible. Key performance indicators are shown in the following table:

	Title Insurance Group
	Quarters Ended December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Net premiums and fees earned	$357.3	$267.8	33.4%	$1,211.0	$888.4	36.3%
Net investment income	6.7	6.9	-3.0	26.5	25.2	5.4
Pretax operating income (loss)	$8.3	$1.5	432.6%	$9.4	$2.1	328.7%

Claim ratio	8.4%	8.6%	8.0%	7.9%
Expense ratio	89.6	92.5	93.0	93.8
Composite ratio	98.0%	101.1%	101.0%	101.7%

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Growth in 2010 premiums and fees benefited from market share gains emanating from title industry dislocations and consolidation. The inclusion of accounts from a Florida joint underwriting venture formed in mid-2009 also added to the year’s revenue stream.

2010 claim ratios were relatively stable even though moderate additions to reserve levels continued to be made in consideration of evolving claim emergence trends. Production and general operating expenses reflected the greater costs associated with much higher premium and fee levels, the above-noted counterparty balance charge-off, and the inclusion of expenses contributed by the Florida venture.

A greater invested asset base generated moderate investment income growth in 2010 as a whole even though market yields have been lower for the high quality securities to which the investment portfolio is oriented.

Corporate and Other Operations – The Company’s small life and health business and the net costs associated with the parent holding company and its internal services subsidiaries produced a slight gain for the fourth quarter and a loss for all of 2010. Period-to-period variations in the results posted by these relatively minor elements of Old Republic’s operations usually stem from volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest costs on intra-system financing arrangements. 2010’s corporate and other costs were accentuated by certain expenses covering executive transition and transaction outlays related to the PMA merger. A summary of corporate and other operations’ results follows:

	Quarters Ended December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Life & health premiums earned	$19.4	$19.3	.4%	$81.4	$73.3	11.0%
Net investment income	1.9	1.9	-	7.3	7.2	.2
Other income	.4	.4	-	2.5	3.6	-30.1
Benefits and claims	8.7	9.2	-5.7	40.3	34.1	18.3
Insurance expenses	10.5	10.4	1.1	43.8	41.7	5.2
Corporate and other expenses-net	1.8	2.2	-18.7	9.9	4.4	125.0
Pretax operating income (loss)	$.7	$(.2)	366.6%	$(2.8)	$4.0	-171.7%

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Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity accounts at the dates shown:

		December 31,
		2010	2009	Change
Cash and invested assets:	Fair value basis	$10,490.7	$9,879.0	6.2%
	Original cost basis	$10,015.1	$9,625.9	4.0%

Shareholders’ equity:	Total	$4,121.4	$3,891.4	5.9%
	Per common share	$16.16	$16.49	-2.0%

Composition of shareholders’ equity per share:
Equity before items below		$14.36	$14.99	-4.2%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.80	1.50
Total		$16.16	$16.49	-2.0%

Consolidated cash flow from operating activities produced a deficit of $282.2 for the year ended 2010. This compares to positive operating cash flow of $532.9 for 2009.

The consolidated investment portfolio reflects a current allocation of approximately 83 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives. These are intended to assure solid funding of its insurance subsidiaries’ long-term obligations to policyholders and other beneficiaries, and the long-term stability of capital accounts. The portfolio contains no significant direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic's equity investments include common stock holdings in two leading publicly held mortgage guaranty (“MI”) businesses (MGIC Investment Corp. and The PMI Group). These stocks were acquired in 2007 and 2008 as passive long-term investment additions for a core segment of Old Republic’s business in anticipation of a cyclical recovery of the MI industry in 2010. In management’s judgment, the past three years’ depressed market valuations of companies operating in the housing and mortgage-lending sectors of the American economy have been impacted significantly by cyclical and macroeconomic conditions affecting these sectors, and by the systemic dysfunctionality of the banking and mortgage-lending industries. As shown in the following table, the December 31, 2010 aggregate fair value of the two securities was still significantly below their original cost but approximately 122 percent above the other-than-temporarily-impaired level to which they were written down in 2008.

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		December 31,
		2010	2009	2008
Total value of the two MI investments:	Original cost	$313.2	$416.4	$416.4
	Impaired cost	75.6	106.8	106.8
	Fair value	167.9	130.7	82.7
	Underlying equity(*)	$150.2	$274.6	$515.9

	Pretax other-than-temporary impairments
	recorded in income statement of the period	$-	$-	$(375.5)
	Pretax unrealized investment gains (losses)
	recorded directly in shareholders’ equity account:
	For the period	$68.4	$48.0	$(24.1)
	Cumulatively	$92.3	$23.9	$(24.1)

(*) Underlying equity based on latest reports (which may lag by one quarter) issued by investees.

Substantially all changes in the shareholders’ equity account reflect the Company’s net income or loss, dividend payments to shareholders, and impairments or changes in market valuations of invested assets during the periods shown below:

	Shareholders’ Equity Per Share
	December 31,
	2010	2009	2008
Beginning balance	$16.49	$15.91	$19.71
Changes in shareholders’ equity:
Net operating income (loss)	(.16)	(.67)	(.81)
Net realized investment gains (losses):
From sales	.29	.04	(.01)
From impairments	-	.21	(1.59)
Subtotal	.29	.25	(1.60)
Net unrealized investment gains (losses)	.40	1.59	(.33)
Total realized and unrealized investment gains (losses)	.69	1.84	(1.93)
Cash dividends	(.69)	(.68)	(.67)
Stock issuance, foreign exchange, and other transactions	(.17)	.09	(.39)
Net change	(.33)	.58	(3.80)
Ending balance	$16.16	$16.49	$15.91

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its fourth quarter and full year 2010 performance and to review major operating trends and business developments. To access this call, please log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 2143334, which will be available through February 3, 2011. The replay will also be available on Old Republic International’s website through February 27, 2011.

Financial Supplement
A financial supplement to this news release is available on the Company's website.

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About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $15.88 billion and shareholders’ equity of $4.12 billion or $16.16 per share. Its current stock market valuation is approximately $3.3 billion, or $12.81 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2010, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.4 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.9 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 11.4 percent per share, and the regular cash dividend has grown at a 10.2 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 96 companies, out of 10,000-plus publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Safe Harbor Statement

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Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
December 31,
SUMMARY BALANCE SHEETS:	2010	2009
Assets:
Cash and fixed maturity securities	$9,663.6	$9,230.9
Equity securities	672.4	502.9
Other invested assets	154.7	145.2
Cash and invested assets	10,490.7	9,879.0
Accounts and premiums receivable	1,022.9	788.6
Federal income tax recoverable:	Current	16.8	7.3
Deferred	73.2	-
Reinsurance balances recoverable	3,262.5	2,558.0
Prepaid federal income taxes	102.9	221.4
Sundry assets	913.4	735.4
Total	$15,882.7	$14,190.0
Liabilities and Shareholders’ Equity:
Policy liabilities	$1,424.9	$1,223.4
Benefit and claim reserves	8,814.6	7,915.0
Federal income tax payable:	Deferred	-	47.5
Debt	475.0	346.7
Sundry liabilities	1,046.7	765.8
Shareholders’ equity	4,121.4	3,891.4
Total	$15,882.7	$14,190.0

		Quarters Ended		Years Ended
	SUMMARY INCOME STATEMENTS:	December 31,		December 31,
		2010	2009	2010	2009
	Net premiums and fees earned	$1,024.1	$860.9	$3,573.5	$3,388.9
	Net investment income	95.0	99.5	379.0	383.5
	Other income	26.7	4.7	41.0	24.8
	Net realized investment gains (losses)	29.4	6.9	109.1	6.3
	Total revenues	1,175.4	972.2	4,102.7	3,803.6
	Benefits and claims	661.9	636.0	2,265.3	2,598.9
	Sales and other expenses	537.1	402.1	1,809.7	1,478.3
	Total expenses	1,199.1	1,038.2	4,075.1	4,077.2
	Pretax income (loss)	(23.7)	(65.9)	27.6	(273.6)
	Income taxes (credits)	(10.3)	(29.2)	(2.5)	(174.4)
	Net income (loss)	$(13.3)	$(36.7)	$30.1	$(99.1)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$(.05)	$(.15)	$.13	$(.42)
	Diluted	$(.05)	$(.15)	$.13	$(.42)
	Components of earnings per share:
	Basic, net operating income (loss)	$(.12)	$(.17)	$(.16)	$(.67)
	Realized investment gains (losses)	.07	.02	.29	.25
	Basic net income (loss)	$(.05)	$(.15)	$.13	$(.42)
	Diluted, net operating income (loss)	$(.12)	$(.17)	$(.16)	$(.67)
	Realized investment gains (losses)	.07	.02	.29	.25
	Diluted net income (loss)	$(.05)	$(.15)	$.13	$(.42)
	Cash dividends on common stock	$.1725	$.1700	$.6900	$.6800
	Book value per share			$16.16	$16.49
	Common shares outstanding:
	Average basic	254,594,687	235,913,036	241,075,488	235,657,425
	Average diluted	254,594,687	235,913,036	241,327,073	235,657,425
	Actual, end of period			255,045,124	235,995,121

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(13.3)	$(36.7)	$30.1	$(99.1)
	Post-tax net unrealized gains (losses)	(108.2)	8.3	101.7	376.1
	Other adjustments	(.5)	2.0	3.4	19.3
	Net adjustments	(108.8)	10.3	105.2	395.4
	Comprehensive income (loss)	$(122.1)	$(26.3)	$135.3	$296.3

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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended December 31, 2010

General	$534.2	$67.1	$24.8	$626.2	$399.5	$178.4	$578.0	$48.2	100.9%
Mortgage	113.0	19.1	1.1	133.3	223.6	20.1	243.8	(110.4)	213.5
Title	357.3	6.7	.3	364.4	30.0	326.1	356.1	8.3	98.0
Other	19.4	1.9	.4	21.8	8.7	12.4	21.1	.7	-
Consolidated	$1,024.1	$95.0	$26.7	$1,145.9	$661.9	$537.1	$1,199.1	$(53.1)	112.2%

Quarter Ended December 31, 2009

General	$437.6	$67.1	$2.6	$507.4	$337.3	$118.3	$455.6	$51.7	102.1%
Mortgage	136.0	23.5	1.4	161.0	266.4	20.6	287.0	(125.9)	208.6
Title	267.8	6.9	.2	275.0	22.9	250.5	273.4	1.5	101.1
Other	19.3	1.9	.4	21.7	9.2	12.7	22.0	(.2)	-
Consolidated	$860.9	$99.5	$4.7	$965.2	$636.0	$402.1	$1,038.2	$(72.9)	118.6%

Year Ended December 31, 2010

General	$1,782.1	$260.1	$32.6	$2,074.9	$1,361.8	$540.3	$1,902.1	$172.7	103.0%
Mortgage	498.8	84.9	4.6	588.4	766.2	83.0	849.3	(260.8)	168.0
Title	1,211.0	26.5	1.2	1,238.8	96.8	1,132.5	1,229.4	9.4	101.0
Other	81.4	7.3	2.5	91.2	40.3	53.8	94.2	(2.8)	-
Consolidated	$3,573.5	$379.0	$41.0	$3,993.5	$2,265.3	$1,809.7	$4,075.1	$(81.5)	111.4%

Year Ended December 31, 2009

General	$1,782.5	$258.9	$11.1	$2,052.7	$1,360.3	$492.1	$1,852.5	$200.1	102.1%
Mortgage	644.5	92.0	9.5	746.1	1,134.1	98.3	1,232.5	(486.4)	188.6
Title	888.4	25.2	.4	914.1	70.3	841.6	911.9	2.1	101.7
Other	73.3	7.2	3.6	84.3	34.1	46.1	80.2	4.0	-
Consolidated	$3,388.9	$383.5	$24.8	$3,797.2	$2,598.9	$1,478.3	$4,077.2	$(279.9)	118.5%

-more-

Old Republic International Corporation
Add 11

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2009 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com